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As filed with the Securities and Exchange Commission on May 13, 2008

Registration No. [    •    ]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10
GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

HSN, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	26-2590893 (I.R.S. Employer Identification No.)
1 HSN Drive St. Petersburg, FL (Address of Principal Executive Offices)	33729 (Zip Code)
(727) 872-1000 (Registrant's telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act

None

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

        This Registration Statement has been prepared on a prospective basis on the assumption that, among other things, the spin-offs (as described in the Information Statement which is a part of this Registration Statement) and the related transactions contemplated to occur prior to or contemporaneously with the spin-offs will be consummated as contemplated by the Information Statement. There can be no assurance, however, that any or all of such transactions will occur or will occur as so contemplated. Any significant modifications to or variations in the transactions contemplated will be reflected in an amendment or supplement to this Registration Statement.

INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND
ITEMS OF FORM 10

        This registration statement on Form 10 of HSN, Inc. ("HSNi") hereby incorporates by reference the information contained in the information statement filed as Exhibit 99.1 to this Form 10 (the "Information Statement"). For your convenience, HSNi has provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the Information Statement.

Item No.	Caption	Location in Information Statement
Item 1.	Business	See "Summary," "Risk Factors," "Certain Information With Respect To HSNi—Business of HSNi" and "Certain Relationships and Related Party Transactions"
Item 1A.	Risk Factors	See "Risk Factors" and "Certain Information With Respect To HSNi—Risk Factors Relating to the Business of HSNi Following the Spin-Offs"
Item 2.	Financial Information
See "Certain Information With Respect To HSNi—Capitalization," "Certain Information With Respect To HSNi—Selected Historical Financial Data," "Certain Information With Respect To HSNi—Unaudited Pro Forma Condensed Combined Financial Statements," "Certain Information With Respect To HSNi—Management's Discussion and Analysis of Financial Condition and Results of Operations of HSNi," "Certain Information With Respect To HSNi—Quantitative and Qualitative Disclosures about Market Risk" and "Annex B—HSNi Combined Financial Statements"
Item 3.	Properties	See "Certain Information With Respect To HSNi—Business of HSNi—Properties"
Item 4.	Security Ownership of Certain Beneficial Owners and Management	See "Certain Information With Respect To HSNi—HSNi Security Ownership of Certain Beneficial Owners and Management"
Item 5.	Directors and Executive Officers	See "Certain Information With Respect To HSNi—Management of HSNi"
Item 6.	Executive Compensation	See "Certain Information With Respect To HSNi—HSNi Executive Compensation" and "Spinco Stock and Annual Incentive Plans"
Item 7.	Certain Relationships and Related Transactions, and Director Independence	See "Certain Information With Respect To HSNi"HSNi and "Certain Relationships and Related Party Transactions"
Item 8.	Legal Proceedings	See "Certain Information With Respect To HSNi—Business of HSNi—HSNi Legal Proceedings"

2

Item 9.	Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters
See "Summary," "The Separation," "Dividend Policy," "Certain Information With Respect To HSNi—HSNi Executive Compensation," "Certain Information With Respect To HSNi—HSNi Security Ownership of Certain Beneficial Owners and Management," "Certain Information With Respect To HSNi—Capitalization" and "Spinco Stock and Annual Incentive Plans"
Item 10.	Recent Sales of Unregistered Securities	Not applicable
Item 11.	Description of Registrant's Securities to be Registered	See "The Separation" and "Description of Capital Stock of the Spincos"
Item 12.	Indemnification of Directors and Officers	See "Description of Capital Stock of the Spincos—Limitation on Liability of Directors and Indemnification of Directors and Officers" and "Certain Relationships and Related Party Transactions"
Item 13.	Financial Statements and Supplementary Data
See "Certain Information With Respect To HSNi—Selected Historical Financial Data," "Certain Information With Respect To HSNi—Unaudited Pro Forma Condensed Combined Financial Statements" and "Annex B—HSNi Combined Financial Statements"
Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	Not applicable
Item 15.	Financial Statements and Exhibits	See "Certain Information With Respect To HSNi—Unaudited Pro Forma Condensed Combined Financial Statements" and "Annex B—HSNi Combined Financial Statements"

  (a)   List of Financial Statements and Schedules.

    The following financial statements are included in the Information Statement and filed as part of this Registration Statement on Form 10:

      (1)
      Unaudited Pro Forma Condensed Combined Financial Statements of HSN, Inc.; and

      (2)
      HSNi Combined Financial Statements, including Report of Independent Registered Public Accounting Firm

      (3)
      Schedule of Valuation and Qualifying Accounts

3

  (b)   Exhibits.

    The following documents are filed as exhibits hereto:

Exhibit No.	Exhibit Description
2.1	Form of Separation and Distribution Agreement by and among HSN, Inc., Interval Leisure Group, Inc., Ticketmaster, Tree.com, Inc., and IAC/InterActiveCorp*
3.1	Form of Amended and Restated Certificate of Incorporation of HSN, Inc.*
3.2	Form of Amended and Restated By-laws of HSN, Inc.*
10.1	Form of Tax Sharing Agreement among HSN, Inc., Interval Leisure Group, Inc., Ticketmaster, Tree.com, Inc., and IAC/InterActiveCorp*
10.2	Form of Transition Services Agreement among HSN, Inc., Interval Leisure Group, Inc., Ticketmaster, Tree.com, Inc., and IAC/InterActiveCorp*
10.3	Form of Employee Matters Agreement among HSN, Inc., Interval Leisure Group, Inc., Ticketmaster, Tree.com, Inc., and IAC/InterActiveCorp*
10.4	Spinco Agreement among Liberty Media Corporation and IAC/InterActiveCorp, dated May [ ], 2008*
10.5	Employment Agreement between Mindy Grossman and IAC/InterActiveCorp, dated as of [ ], 2008.*†
10.6	Employment Agreement between William Lynch, HSN General Partner LLC and IAC/InterActiveCorp, dated as of November 19, 2007.*†
10.7	Employment Agreement between Lynne Ronon and HSN General Partner LLC, dated as of October 15, 2007.*†
10.8	Employment Agreement between Judy A. Schmeling and HSN General Partner LLC, dated as of April 1, 2007.*†
10.9	Employment Agreement between Jim Warner and HSN General Partner LLC, dated as of March 13, 2007.*†
10.10	HSN, Inc. 2008 Stock and Annual Incentive Plan*†
21.1	Subsidiaries of HSN, Inc.*
99.1	Preliminary Information Statement of HSN, Inc., Interval Leisure Group, Inc., Ticketmaster and Tree.com Inc., subject to completion, dated May 13, 2008.

*
To be filed by amendment

†
Reflects management contracts and management and director compensatory plans

4

SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

HSN, Inc.
By:	/s/ GREGORY R. BLATT
Name: Gregory R. Blatt
Title: Vice President

Dated: May 13, 2008

EXHIBIT INDEX

Exhibit No.	Exhibit Description
2.1	Form of Separation and Distribution Agreement by and among HSN, Inc., Interval Leisure Group, Inc., Ticketmaster, Tree.com Inc. and IAC/InterActiveCorp*
10.1	Form of Tax Sharing Agreement among HSN, Inc., Interval Leisure Group, Inc., Ticketmaster, Tree.com, Inc., and IAC/InterActiveCorp*
10.2	Form of Transition Services Agreement among HSN, Inc., Interval Leisure Group, Inc., Ticketmaster, Tree.com, Inc., and IAC/InterActiveCorp*
10.3	Form of Employee Matters Agreement among HSN, Inc., Interval Leisure Group, Inc., Ticketmaster, Tree.com, Inc., and IAC/InterActiveCorp*
10.4	Spinco Agreement among Liberty Media Corporation and IAC/InterActiveCorp, dated May [ ], 2008*
10.5	Employment Agreement between Mindy Grossman and IAC/InterActiveCorp, dated as of [ ], 2008.*†
10.6	Employment Agreement between William Lynch, HSN General Partner LLC and IAC/InterActiveCorp, dated as of November 19, 2007.*†
10.7	Employment Agreement between Lynne Ronon and HSN General Partner LLC, dated as of October 15, 2007.*†
10.8	Employment Agreement between Judy A. Schmeling and HSN General Partner LLC, dated as of April 1, 2007.*†
10.9	Employment Agreement between Jim Warner and HSN General Partner LLC, dated as of March 13, 2007.*†
10.10	HSN, Inc. 2008 Stock and Annual Incentive Plan*†
21.1	Subsidiaries of HSN, Inc.*
99.1	Preliminary Information Statement of HSN, Inc., Interval Leisure Group, Inc., Ticketmaster and Tree.com, Inc., subject to completion, dated May 13, 2008.

*
To be filed by amendment

†
Reflects management contracts and management and director compensatory plans

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INFORMATION REQUIRED IN REGISTRATION STATEMENT CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10
SIGNATURES
EXHIBIT INDEX